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Exhibit 23.3

CONSENT OF INDEPENDENT VALUATION FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cubist Pharmaceuticals, Inc. of our reports dated as of December 31, 2009, March 31, 2010, and June 30, 2010, relating to the valuation of financial securities included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, and June 30, 2010, respectively.

/s/ Houlihan Capital Houlihan Capital

Chicago, Illinois
October 18, 2010

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  Exhibit 23.3